UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2006

AVALON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Way, Warren, Ohio 44484

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

AVALON HOLDINGS CORPORATION

Cross Reference Sheet showing location in Current Report of Information Required Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

	Current Report Item	Caption in Current Report
Section 1	Registrant’s Business and Operations
Item 1.01	Entry Into a Material Definitive Agreement	Not Applicable
Item 1.02	Termination of a Material Definitive Agreement	Not Applicable
Item 1.03	Bankruptcy or Receivership	Not Applicable

Section 2	Financial Information
Item 2.01	Completion of Acquisition or Disposition of Assets	Not Applicable
Item 2.02	Results of Operations and Financial Condition	Not Applicable
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant	Not Applicable
Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	Not Applicable
Item 2.05	Costs Associated with Exit or Disposal Activities	Not Applicable
Item 2.06	Material Impairments	Not Applicable

Section 3	Securities and Trading Markets
Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing	Not Applicable
Item 3.02	Unregistered Sales of Equity Securities	Not Applicable
Item 3.03	Material Modification to Rights of Security Holders	Not Applicable

Section 4	Matters Related to Accountants and Financial Statements
Item 4.01	Changes in Registrant’s Certifying Accountant	Not Applicable
Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review	Not Applicable

Section 5	Corporate Governance and Management
Item 5.01	Changes in Control of Registrant	Not Applicable
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	Not Applicable
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	Not Applicable
Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans	Not Applicable
Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics	Not Applicable

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	Current Report Item	Caption in Current Report
Section 6	[Reserved]

Section 7	Regulation FD
Item 7.01	Regulation RD Disclosure	Not Applicable

Section 8	Other Events
Item 8.01	Other Events	Verbal Agreement to Acquire Assets of Sharon Country Club

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits	Not Applicable

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ITEM 8.01 Verbal Agreement To Acquire Assets of Sharon Country Club.

Ronald E. Klingle, Chairman of the Board of Avalon Holdings Corporation (“Avalon”), announced today that a verbal agreement has been reached with the Sharon Country Club to acquire its assets for approximately $.9 million. The primary assets of the Sharon Country Club include the golf course and clubhouse. The Sharon Country Club is located in Sharon, Pennsylvania which is approximately 25 miles from the corporate headquarters of Avalon. Subject to due diligence, the purchase is expected to be completed within the next two (2) months.

Avalon intends to operate the Sharon Country Club facilities as part of its Avalon Golf and Country Club. Avalon also plans to renovate the clubhouse, with most of the changes inside, while still maintaining the integrity of the old structure.

Avalon Holdings Corporation provides waste management services to industrial, commercial, municipal and governmental customers in selected northeastern and midwestern U.S. markets. Avalon Holdings Corporation also owns the Avalon Golf and Country Club which operates two golf courses and related facilities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON HOLDINGS CORPORATION
(Registrant)

/s/ Timothy C. Coxson
By:	Timothy C. Coxson
Chief Financial Officer and Treasurer

DATED: July 21, 2006

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